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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 of Northstar Computer Forms, Inc. and Subsidiary (File Nos. 33-83846, 333-60357 and 333-69417) of our reports dated December 23, 1998 on our audits of the consolidated financial statements and the related financial statement schedule of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1998 and 1997, and for the years ended October 31, 1998, 1997 and 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                              PRICEWATERHOUSECOOPERS LLP



Minneapolis, Minnesota
January 28, 1999